Exhibit 1.2

PRICING AGREEMENT

August 6, 2019

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 6, 2019 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II-A and Schedule II-B hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II-A and Schedule II-B hereto, as applicable, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Stephen C. Propper
Name:	Stephen C. Propper
Title:	Vice President and Treasurer

Accepted as of the date hereof:

MORGAN STANLEY & CO. INTERNATIONAL PLC

By	/s/ Rachel Holdstock
Name:	Rachel Holdstock
Title:	Vice President

Accepted as of the date hereof:

MUFG SECURITIES EMEA PLC

By	/s/ James Morgan
Name:	James Morgan
Title:	Authorised Signatory

Accepted as of the date hereof:

SMBC NIKKO SECURITIES AMERICA, INC.

By	/s/ John Bolger
Name:	John Bolger
Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of 1.153% Notes due 2031 to be Purchased	Principal Amount of 1.513% Notes due 2039 to be Purchased
Morgan Stanley & Co. International plc	¥10,430,000,000	¥1,970,000,000
MUFG Securities EMEA plc	10,430,000,000	1,970,000,000
SMBC Nikko Securities America, Inc.	10,440,000,000	1,960,000,000

Total	¥31,300,000,000	¥5,900,000,000

I-1

SCHEDULE II-A

Title of Designated Securities	1.153% Notes due 2031 (the “2031 Notes”)

Aggregate Principal Amount	¥31,300,000,000

Price to Public	100.000%

Purchase Price by Underwriters	99.38%

Specified Funds for Payment of Purchase Price	Same day funds in Japanese yen

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	August 14, 2031

Interest Rate	1.153% per annum

Interest Payment Dates	Each February 14 and August 14, commencing on February 14, 2020

Sinking Fund Provisions	None

Defeasance Provisions	The 2031 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	10:27 a.m. (Tokyo time) on August 6, 2019

Time of Delivery	9:00 a.m. (London time) on August 14, 2019

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Designated Representatives

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Address for Notices, etc.

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Telephone: +44 020 7677 7799

Facsimile: +44 207 056 4984

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Legal – Primary Markets

Email: legal-primarymarkets@int.sc.mufg.jp

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets – Transaction Management

SCHEDULE II-B

Title of Designated Securities	1.513% Notes due 2039 (the “2039 Notes”)

Aggregate Principal Amount	¥5,900,000,000

Price to Public	100.000%

Purchase Price by Underwriters	99.35%

Specified Funds for Payment of Purchase Price	Same day funds in Japanese yen

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	August 12, 2039

Interest Rate	1.513% per annum

Interest Payment Dates	Each February 14 and August 14, commencing on February 14, 2020

Sinking Fund Provisions	None

Defeasance Provisions	The 2039 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	10:27 a.m. (Tokyo time) on August 6, 2019

Time of Delivery	9:00 a.m. (London time) on August 14, 2019

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Designated Representatives

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Address for Notices, etc.

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Telephone: +44 020 7677 7799

Facsimile: +44 207 056 4984

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Legal – Primary Markets

Email: legal-primarymarkets@int.sc.mufg.jp

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets – Transaction Management

SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

•	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated August 6, 2019.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, released in Japan on August 1, 2019.

III-1

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-222158

Supplementing the Preliminary Prospectus

Supplement dated July 31, 2019

(To a Prospectus dated December 19, 2017)

PRICING TERM SHEET

August 6, 2019

Issuer:	Corning Incorporated

Expected Ratings (Moody’s/S&P)*:	[Reserved]

Trade Date:	August 6, 2019

Settlement Date (T+5)**:	August 14, 2019

Denominations:	¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof

Joint Book-Running Managers:	Morgan Stanley & Co. International plc MUFG Securities EMEA plc SMBC Nikko Securities America, Inc.

1.153% Notes due 2031

Security:	1.153% Notes due 2031 (the “2031 Notes”)

Principal Amount:	¥31,300,000,000

Maturity Date:	August 14, 2031

Coupon:	1.153% per annum

Interest Payment Dates:	Semi-annually on February 14 and August 14, commencing February 14, 2020

Price to Public:	100.000%

Price to Underwriters:	99.38%

Reference Rate:	0.003% (equivalent to 12-year Swap Mid Rate on Bloomberg “GDCO 157 <GO>”, rounded up to three decimal places)

Spread to Reference Rate:	+ 115 bps

Yield to Maturity:	1.153%

CUSIP / ISIN:	219350BM6 / XS2039698050

Day Count:	30/360

Redemption:	The 2031 Notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement dated July 31, 2019

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2031 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption, all as described in the Preliminary Prospectus Supplement dated July 31, 2019.

Business Day Centers:	New York, Tokyo and London

Governing Law:	State of New York

Record Dates:	January 31 and July 31 of each year

1.513% Notes due 2039

Security:	1.513% Notes due 2039 (the “2039 Notes”)

Principal Amount:	¥5,900,000,000

IV-1

Maturity Date:	August 12, 2039

Coupon:	1.513% per annum

Interest Payment Dates:	Semi-annually on February 14 and August 14, commencing February 14, 2020

Price to Public:	100.000%

Price to Underwriters:	99.35%

Reference Rate:	0.183% (equivalent to 20-year Swap Mid Rate on Bloomberg “GDCO 157 <GO>”, rounded up to three decimal places)

Spread to Reference Rate:	+ 133 bps

Yield to Maturity:	1.513%

CUSIP / ISIN:	219350BN4 / XS2039698480

Day Count:	30/360

Redemption:	The 2039 Notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement dated July 31, 2019

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2039 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption, all as described in the Preliminary Prospectus Supplement dated July 31, 2019.

Business Day Centers:	New York, Tokyo and London

Governing Law:	State of New York

Record Dates:	January 31 and July 31 of each year

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect that delivery of the notes will be made against payment therefor on or about August 14, 2019, which is the 5th Tokyo business day following the date of this term sheet (such settlement cycle being referred to as “T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the 2nd London business day or the 2nd New York business day before August 14, 2019 will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

The 2031 Notes and the 2039 Notes are being offered separately, and are not part of a unit. The closing of each series of the notes is not conditioned on the closing of the other series of the notes.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document has been prepared as not available to retail in the European Economic Area.

The Issuer has filed a registration statement (including a prospectus and the preliminary prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. International plc at +44-020-7677-7799, MUFG Securities EMEA plc at +44-20-7577-2206 or by calling SMBC Nikko Securities America, Inc. at (888) 868-6856.

IV-2